                                                                     Exhibit (o)
                       THE CHARLES SCHWAB FAMILY OF FUNDS
                              AMENDED AND RESTATED
                               MULTIPLE CLASS PLAN

         This document amends and restates the MULTIPLE CLASS PLAN (the "Plan") of THE CHARLES SCHWAB FAMILY OF FUNDS, a Massachusetts business trust (the "Trust"), adopted on October 20, 1989, pursuant to Rule 18f-3(d) under the Investment Company Act of 1940, as amended (the "1940 Act"). The Plan is applicable to each of the Trust's investment portfolios identified on Schedule A hereto (each a "Fund" and collectively the "Funds"), as such Schedule may be amended from time to time. This amended and restated plan is effective as of February 21, 2003.

         WHEREAS, it is desirable to enable the Trust to have flexibility in meeting the investment and shareholder servicing needs of its current and future investors; and

         WHEREAS, the Board of Trustees of the Trust (the "Board of Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as such term is defined by the 1940 Act, mindful of the requirements imposed by Rule 18f-3(d) under the 1940 Act, has determined to adopt this Plan to enable the Funds to provide appropriate services to certain designated classes of shareholders of the Funds;

         NOW, THEREFORE, the Trust designates the Plan as follows:

         1. Designation of Classes. Each Fund listed on Schedule A shall offer its units of beneficial interest ("Shares") in two or more classes, as indicated on Schedule A.

         2. Shareholder and Transfer Agency Services Specific to Each Class. Transfer agency services providing for the automatic purchases and redemptions of Shares of the Funds shall be offered only with respect to Sweep Shares, and not to the other classes. Accordingly, the transfer agency fee charged to Sweep Shares shall be higher than that charged to the other classes, as set forth on Schedule A hereto and in the Transfer Agency Agreement between the Trust and Charles Schwab & Co., Inc. (the "Transfer Agent") dated June 5, 1995, as amended from time to time.

         With respect to fees paid by the various classes for shareholder services, Charles Schwab & Co., Inc. ("the Shareholder Services Agent") will provide services that are at least equal in nature and quality to those available from others offering comparable services, and the fees for those services charged to the Sweep Shares shall be higher than for those charged to the other classes, as set forth in Schedule A hereto and in the Shareholder Services Agreement between the Trust and the Shareholder Services Agent dated May 1, 1993 ("the Shareholder Services Agreement"), as amended from time to time.

         3. Fees and Minimum Balance Requirements. For each Fund, the minimum initial investment, subsequent investment, and Fund balance requirements applicable to its various share classes shall be equal or progressively higher, and the fees for shareholder services applicable to its various share classes shall be equal or progressively lower, in the following order: Sweep, Investor, Value Advantage, Select, and Institutional. The minimum balance requirements shall be as determined from time to time by Charles Schwab Investment Management, Inc. ("CSIM"), subject to ratification by the Board of Trustees.

         4. Exchange Privilege. Each class of Shares of each Fund shall be exchangeable for shares of any series of the Trust or of Schwab Investments, and Schwab Capital Trust, including all classes of shares of such Funds, provided that the minimum investment, and any other requirements of the series or class for which the shares are exchanged are satisfied.

         5. Allocation of Expenses. Each class shall pay all of the expenses of its distribution and shareholder services arrangement (such arrangements for shareholder services or distribution, or both, shall be a different arrangement from other classes). At the Board of Trustees' discretion, each class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Fund's assets, if these expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes. All other expenses, including (i) advisory or custodial fees or other expenses related to the management of the Fund's assets and (ii) costs of implementing this plan, shall be allocated to each class on the basis of such class' relative net assets (settled shares). Expenses attributable to a particular class shall be borne entirely by that class. If, in the future, one or more new classes are added to a Fund, any cost of implementing this plan for such new classes shall be allocated to those classes of the Fund then in existence before the addition of the new class structure and shall not be charged to the new classes.

         6. Voting. Shareholders of a class of shares shall vote exclusively as a class on any matter relating solely to the arrangement of such class as a class and on any matter in which the interests of that class differ from the interests of another class. Each Share held entitles the Shareholder of record to one vote. Each Fund will vote separately on matters relating solely to that Fund. Each Class of a Fund shall have exclusive voting rights on any matter submitted to Shareholders that relates solely to that class, and shall have separate voting rights on any matter submitted to Shareholders in which the interests of one class differ from the interest of any other class. However, all Fund Shareholders will have equal voting rights on matters that affect all Fund Shareholders equally.

         7. Termination and Amendment. This Plan may be terminated or materially amended at any time by vote of a majority of the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust, as such term is defined by the 1940 Act. Any non-material amendment of this Plan may be made by CSIM.

         8. Trust. The names "The Charles Schwab Family of Funds" and "Board of Trustees" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "The Charles Schwab Family of Funds" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

                           THE CHARLES SCHWAB FAMILY OF FUNDS

                           Signature: /s/ Randall W. Merk
                                      -------------------
                           Name:  Randall W. Merk
                           Title: President

                           Dated as of February 21, 2003

                                SCHEDULE A TO THE
                   AMENDED AND RESTATED MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                         Annual Shareholder Service Fee (as a      Annual Transfer Agency Fee (as a
                                         ------------------------------------      --------------------------------
                                              percentage of average daily net       percentage of average daily net
                                              -------------------------------       -------------------------------
Name of Fund and Class                                    assets of the Fund)                   assets of the Fund)
----------------------                                    -------------------                   -------------------
Schwab Municipal Money Fund -                                            0.20%                                 0.25%
Sweep Shares

Schwab Municipal Money Fund -                                            0.17%                                 0.05%
Institutional Shares

Schwab Municipal Money Fund -                                            0.17%                                 0.05%
Select Shares

Schwab Municipal Money Fund -                                            0.17%                                 0.05%
Value Advantage Shares

Schwab California Municipal                                              0.20%                                 0.25%
Money Fund - Sweep Shares

Schwab California Municipal                                              0.17%                                 0.05%
Money Fund - Value Advantage
Shares

Schwab New York Municipal                                                0.20%                                 0.25%
Money Fund - Sweep Shares

Schwab New York Municipal                                                0.17%                                 0.05%
Money Fund - Value Advantage
Shares

Schwab Value Advantage Money                                             0.17%                                 0.05%
Fund - Investor Shares

Schwab Value Advantage Money                                             0.17%                                 0.05%
Fund - Institutional_Shares

Schwab Value Advantage Money                                             0.17%                                 0.05%
Fund - Select Shares

                              THE CHARLES SCHWAB FAMILY OF FUNDS

                              Signature: /s/ Randall W. Merk
                                        ______________________________
                              Name:  Randall W. Merk
                              Title: President

                              Dated as of February 21, 2003